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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have issued our report dated June 18, 1997 (except for notes N and P as to which the dates are July 29, 1997 and August 8, 1997, respectively) accompanying the consolidated financial statements of High Voltage Engineering Corporation and Subsidiaries contained in the Amendment No. 2 to Form S-4 Registration Statement. We consent to the use of the aforementioned report in the Amendment No. 2 to Form S-4 Registration Statement, and to the use of our name as it appears under the caption "Experts".



Boston, Massachusetts                                /s/ GRANT THORNTON LLP
November 6, 1997